EXHIBIT A

This exhibit dated February 17, 1998 incorporates the Master Lease dated February 17, 1998 between NBD Bank as Lessor and Darling International Inc. as Lessee.

January 15, 1998

Mr. Brad Phillips
Treasurer
Darling International Inc.
251 O'Connor Ridge Boulevard
Suite 300
Irving, Texas  75038

Dear Brad:

At the request of Cory Olson and Jay Taparia, I am providing this letter which outlines the general terms and conditions under which NBD Bank, ("Lessor")
proposes to purchase Cleanstar 2000 Automated Grease Recycling Systems ("Equipment") for the purpose of leasing the Equipment to Darling International Inc. ("Lessee").

  I.    TRANSACTION INFORMATION

        Acceptance Date:          Not later than December 31, 1998
        ----------------

        Equipment Cost:           Not to exceed $15,000,000
        ---------------

            Base Lease Term:      84 monthly payments in advance.
            ---------------

            Rental Rates:         Funding Date:            Rental Factor:
            -------------         -------------            --------------
                                   On or before 3/31/98      .0139936
                                   4/1/98 to 6/30/98         .0139163
                                   7/1/98 to 9/30/98         .0138443
                                   10/1/98 to 12/31/98       .0137713

             Early Buyout Options:
             ---------------------

                    Upon 30 days written notice, at the 42nd scheduled monthly payment date, purchase the equipment for 58% of original equipment cost, OR

                    Upon 30 days written notice, at the 66th scheduled monthly payment date, purchase the equipment for 29% of original equipment cost.

           End of Lease Options:
           ---------------------
           A. Purchase all but not less than all the equipment at the then fair market value
             or
           B. Return the equipment to Lessor with a 5% return fee based on original equipment cost.
             or
           C. Re-rent the equipment at the then fair market value rental.


II.      LEASE PROPOSAL PROVISIONS

         Rental Adjustment:
         ------------------
         The rental factor quoted above will be adjusted by the following factors for each basis point increase or decrease, or prorated portion thereof, in the yield of the corresponding Treasury Note issue as published in the Wall Street Journal:


         Funding Date:               Adjustment Factor:
         -------------               ------------------
         1/1/98 through 6/30/98       .0000040
         7/1/98 through 9/30/98       .0000038
         10/1/98 through 12/31/98     .0000037

         The rental factor will continue to be subject to adjustment until the Lessor has been notified that the Equipment has been delivered and accepted by the Lessee. Upon such notification, the Lessor will fix the rental factor and prepare the necessary documentation for execution by the Lessee. Funding must occur within 5 business days of rate setting or the rate may be adjusted.

         The Treasury Note issue for this transaction is the 6 1/4% note dated February 2003 with a yield of 5.36% as published in the Wall Street Journal dated January 15, 1998.

         Lease Schedules:
         ----------------
         All schedules funded under the Master Lease agreement will share the same invoice date, the first day of the month following acceptance of Equipment. Equipment initial delivery locations, for the purposes of UCC filings and lease documentation, will be limited to the approximately 20 regional Darling International plants, and then may be kept at customer locations as provided in the Master Lease. Lessee will provide a detailed listing of all Equipment by location on a semiannual basis.

         Advances:
         ---------
         Advances toward the purchase of the asset(s) to be leased will be made under a Purchase Agreement Assignment. Moneys will be advanced on a demand note basis with monthly payments of interest which accrue interest at the same interest rate charged under Darling International Inc's Senior Credit Facility with First Chicago NBD and other lenders dated June 5, 1997. Pricing is indexed over LIBOR and is adjusted quarterly. Current pricing is LIBOR plus 1.25 percentage points.

         Interim Rent:
         -------------
         If the funding date is a date other than the rental payment date, the Lessee will pay to Lessor Interim Rent at the daily rate of First Chicago NBD's Prime Rate minus 1/2% (one-half percent) from the date of funding to the Lease Commencement Date (the first day of the month following acceptance of Equipment). Interim Rent will be billed separately to Lessee at the time of Equipment acceptance.

         Net Lease
         ---------
         The Lessee will be responsible for all expenses incurred in connection with the Equipment and the Lease, including those relating the ownership, operation, maintenance, modifications, insurance, and taxes (excluding, however, subject to customary limitations, taxes imposed on, or measured solely by, the net income of the Lessor). The Lessor will make no warranties of any kind with respect to the Equipment. Lessee shall bear all risk of loss.

          Environmental Indemnification:
          ------------------------------
          Darling International Inc. will indemnify NBD Bank for any and all liability arising from ownership of the Cleanstar 2000 units as covered by the General Indemnity language referenced below.

         General Indemnity
         -----------------
         The lease documents will include a general indemnity section which will include provisions which are customary in transactions of this type.


  III.   TAX MATTERS

         Tax Assumptions
         ---------------
         The proposed Rental Payments have been calculated based on the following assumptions for Federal Income Tax purposes: (i) five (5) year depreciation (MACRS); (ii) marginal Corporate Federal income tax rate of 35%; (iii) treatment of all income and loss deductions as U.S. sourced; (iv) absence of income inclusions ("Tax Benefits").

         Lessee Income Tax Representation and Warranties
         -----------------------------------------------
          Lessee will represent, warrant and covenant as to certain customary tax matters, including that for Federal Income Tax purposes the Equipment will constitute "five year Property", eligible to be depreciated over a recovery period of five years, in accordance with the provisions of Section 168 of the Internal Revenue Code of 1986.

         General Tax Indemnity
         ---------------------
         The  Lessee  will  extend to the  Lessor a  general  tax  indemnity  on customary terms, and with customary exceptions, all mutually satisfactory to the parties, covering all taxes imposed by Federal, state, local and foreign taxing authorities.

         Lessee will be responsible for all tax documentation and payment of all personal property tax required on the Equipment. Lessee will indemnify Lessor from any and all liability arising from such property taxes.

IV.      MISCELLANEOUS

         Transactions Costs
         ------------------
         All fees and expenses relating to the transaction, incurred by the Lessee and Lessor will be paid by the Lessee and Lessor respectively, except that certain out-of-pocket expenses incurred by the Lessor will be payable by the Lessee. Out-of-pocket expenses may include, but not be limited to, such items as UCC searches and filings.

         Business Information
         --------------------
         Lessee shall make available to Lessor such financial and other business information as may be reasonably requested.

         Material Adverse Change
         -----------------------
         There will not have occurred, prior to the initial Funding Date, in the opinion of Lessor, any material adverse change in the financial position or in the circumstances involving the nature or the operation of Lessee's business or equipment.


The terms and conditions stated in this proposal are supplementary to the Master Lease and Schedules thereto. Any terms and conditions not specifically addressed in this proposal shall be subject to mutual agreement between Lessee and Lessor, and will be addressed in the lease documents.

Sincerely,



Stephen E. Green
Vice President

cc:  Cory Olson
     Jay Taparia
     FCNBD

                                            Accepted By:

                                            DARLING INTERNATIONAL INC.




                                            -----------------------------------
                                            (Signature)


                                            -----------------------------------
                                            (Title)


                                            -----------------------------------
                                            (Date)

                                  MASTER LEASE

This Master Lease Agreement ("Master Lease") is dated February 17, 1998, between NBD BANK ("Lessor"), and Darling International Inc. ("Lessee").

Lessee wants from time to time to lease from Lessor personal property to be described in one or more schedules ("Schedule") of leased equipment. Lessor is willing to lease such personal property to Lessee at the rent, for the term and upon the conditions stated. Any Schedules and exhibits executed by Lessor and Lessee which are identified as being a part of this Master Lease, shall be deemed to incorporate by reference all the terms of this Master Lease except as provided in the Schedules and exhibits. In the event of a conflict between this Master Lease and any Schedule or exhibit, the provisions of such Schedule or exhibit shall control.

1. Equipment Leased and Term. This Master Lease shall cover such personal property as is described in any Schedule (the "Equipment") executed by the parties. Lessor leases to Lessee and Lessee hires and takes from Lessor, subject to the conditions of this Master Lease, the Equipment described in any Schedule. The term for any item of Equipment shall be for the period as set forth in the Schedule ("Initial Lease Term").

2. Rent. The rent for each item of Equipment shall be payable as, and in the amount, shown on the Schedule.

3. Purchase and Acceptance. Lessee requests Lessor to acquire all scheduled Equipment pursuant to an assignment of Lessee's purchase order(s) for the Equipment. Delivery of each item of Equipment shall be deemed complete upon the acceptance date ("Acceptance Date") stated in the Schedule. Lessor shall not be liable for loss or damage or for the delay or failure of any supplier of the Equipment ("Seller") to deliver any item of Equipment. THE LESSEE REPRESENTS THAT LESSEE HAS SELECTED BOTH THE EQUIPMENT LISTED IN ANY SCHEDULE AND THE SELLER BEFORE HAVING REQUESTED LESSOR TO ACQUIRE THE EQUIPMENT FOR LEASING TO LESSEE.

4. Non-Cancelable Lease. THIS MASTER LEASE IS NON-CANCELABLE. When Lessee signs and delivers a Certificate of Acceptance for the Equipment, its obligations to pay all rent and other amounts (subject to the further provisions of this Master Lease) for the Initial Lease Term and to perform as required under this Master Lease are unconditional, irrevocable and independent. These obligations are not subject to cancellation, termination, modification, repudiation, excuse or substitution by Lessee. Lessee is not entitled to any abatement, reduction, offset, defense or counterclaim with respect to these obligations for any reason whatsoever, whether arising out of default or other claims against Lessor, the Seller or the manufacturer of the Equipment, defects in or damage to the Equipment, its loss or destruction.

5.  Disclaimer  of  Warranties  by  Lessor;  Rights of Lessee.  LESSOR  MAKES NO
WARRANTY,  EXPRESS  OR  IMPLIED,  AS TO ANY  MATTER  WHATSOEVER,  INCLUDING  THE
CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, AND, AS TO LESSOR, LESSEE LEASES THE EQUIPMENT "AS-IS". UNDER NO CIRCUMSTANCES SHALL LESSOR BE RESPONSIBLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THIS MASTER LEASE AND/OR THE EQUIPMENT. LESSEE IS ENTITLED TO THE PROMISES AND WARRANTIES, INCLUDING THOSE OF ANY THIRD PARTY, PROVIDED TO LESSOR BY THE SELLER IN CONNECTION WITH OR AS PART OF THE CONTRACT BY WHICH LESSOR ACQUIRED THE EQUIPMENT. LESSEE MAY COMMUNICATE WITH THE SELLER AND RECEIVE AN ACCURATE AND COMPLETE STATEMENT OF THOSE RIGHTS, PROMISES AND WARRANTIES, INCLUDING ANY DISCLAIMERS AND LIMITATIONS OF THEM OR OF REMEDIES.

6. Claims Against Seller; Seller Not An Agent of Lessor. If the Equipment is not properly installed, does not operate as represented or warranted by the Seller or is unsatisfactory for any reason, Lessee shall make any claim for same solely against the Seller and shall nevertheless pay Lessor all rent payable under this Master Lease. Lessor agrees to assign to Lessee, solely for the purpose of making and prosecuting any such claim, any rights it may have against the Seller for breach of warranty or representation regarding the Equipment. Notwithstanding any fees that must be paid to Seller or any agent of Seller, Lessee understands and agrees that neither the Seller nor any agent or employee of the Seller is an agent or employee of the Lessor and that neither the Seller nor its agent or employee is authorized to waive or alter any term or condition of this Master Lease.

7. Title; Location of the Equipment; Equipment is Personal Property; Termination. Title to the Equipment is in the Lessor and under no circumstances shall pass to Lessee. The Equipment shall be kept at Lessee's address indicated in the applicable Schedule and shall not be removed without the prior written consent of Lessor, except that Equipment may be kept at customer locations as indicated in the applicable schedule provided from Lessee to Lessor at six month intervals. Lessee agrees that the Equipment is, and will at all times remain, personal property. At each scheduled termination date, or upon Lessee's default, Lessee, at its own expense, shall assemble and deliver the Equipment to Lessor at the location designated by Lessor, in good order and repair, ordinary wear and tear excepted. Lessee shall give Lessor 90 days written notice prior to each scheduled termination date, that it is returning the Equipment.

8. No Assignment by Lessee; Assignment by Lessor. THIS MASTER LEASE SHALL NOT BE ASSIGNED BY LESSEE, NOR SHALL ANY OF THE EQUIPMENT BE SUBLEASED BY LESSEE WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR WHICH CONSENT SHALL NOT BE UNREASONABLY WITHELD; PROVIDED, HOWEVER, THAT THIS LIMITATION ON SUBLEASING SHALL NOT APPLY TO LEASES OR RENTALS OF INDIVIDUAL CLEANSTAR UNITS OR GROUPS OF CLEANSTAR UNITS MADE IN THE ORDINARY COURSE OF LESSEE'S BUSINESS AND IN CONNECTION WITH LESSEE'S SERVICES PROVIDED TO GENERATORS OF SPENT COOKING OIL. Lessor may sell or assign all or part of its right, title and interest in this Master Lease, any item of Equipment and/or any Schedule and/or exhibit and in any monies to become due to the Lessor. The assignee shall not be liable for or be required to perform any of Lessor's obligations to Lessee. In the event of an assignment by Lessor of this Master Lease, such assignment will not relieve Lessor from its duties and obligations hereunder or be construed to be an assumption by the assignee of such obligations. All assigned rental payments shall be paid directly to assignee, upon written notice to Lessee of such assignment. Lessee's performance of all its obligations shall not be subject to any defense, counterclaim or setoff which the Lessee may have against Lessor. Lessee agrees that it will not assert any such defenses, setoffs, counterclaims or claims against the assignee.

9. Casualty and Liability Insurance; Risk of Loss; Damage or Destruction. Lessee shall keep all Equipment insured against loss by fire, theft and all other hazards (comprehensive coverage) for its replacement cost but not less than the casualty value ("Casualty Value") for such item indicated in the Casualty Value Table attached to the applicable Schedule. Lessee may self-insure for damage to the equipment resulting from fire, theft, and all other hazards. Should Lessee choose to self-insure Physical Damage, it will provide Lessor with a letter acknowledging Lessor's interest and agreeing to respond as the lease requires to any loss. Lessee shall also insure the Lessor and Lessee with respect to liability for personal injuries in amounts of at least $1,000,000 per bodily injury per ocurrence, $3,000,000 per occurrence; and $1,000,000 per occurrence for damage to or loss of use of property resulting from the ownership, use and operation of the Equipment and against risks customarily insured against by the Lessee for equipment owned by it. All policies shall be endorsed with Lessor as a loss payee and additional insured and shall provide that the interest of Lessor shall not be invalidated by any act of Lessee. Evidence of insurance must be delivered to Lessor annually by April 15th. In the event of loss, destruction or theft of, or damage to, any of the Equipment, Lessee will notify Lessor as soon as practicable.

If Lessee defaults in obtaining any insurance, Lessor may but is not required to, place such insurance. Any premiums paid by Lessor shall be additional rent payable on demand with interest at the rate referenced in Section 23 of this Master Lease from the date of payment. At Lessor's sole option, such amounts together with interest may be added to the lease balance to be paid by Lessee as additional monthly rent. Lessee assumes and shall bear all risks of loss of, damage to or destruction of each item of Equipment, whether partial or complete. Except as provided in this Section 9, no such event shall relieve the Lessee of its obligation to pay the full rental payable for such item.

If any item of Equipment is destroyed, damaged beyond economical repair, lost or stolen, or taken by governmental action for a stated period extending beyond the Initial Lease Term for such item (an "Event of Loss"), Lessee must promptly notify Lessor and any assignee and pay to Lessor or the assignee, as the case may be, on the next rent payment date following the Event of Loss the Casualty Value of the item of Equipment. Upon such payment, Lessee's obligation to pay rent for such item of Equipment will cease and provided no Event of Default as defined in Section 12 has occurred and is continuing, Lessee will be entitled to receive any insurance proceeds or other recovery received by the Lessor or assignee in connection with the Event of Loss.

10. Repairs; Use; Alterations; Attachments. Lessee, at its own expense, shall keep the Equipment maintained in good repair, condition, working order, and in accordance with the manufacturer's recommended maintenance procedures and specifications, normal wear and tear excepted; shall use the Equipment lawfully; and shall not materially alter the Equipment without the Lessor's prior written consent. Lessee shall take no action which would void the manufacturer's warranty on the Equipment. All items which become attached to or a part of the Equipment become the property of Lessor.

11. Liens and Taxes. Lessee at its expense shall keep the Equipment free and clear of all levies and liens. Lessee shall reimburse the Lessor (or pay directly if, but only if instructed by Lessor) for all charges and taxes (local, state and federal) imposed or levied upon this Master Lease, any Schedules, rentals, operation, leasing, sale, ownership, possession or use of the Equipment excluding all taxes based upon income or gross receipts of Lessor.

12. Default. Any of the following shall constitute an event of default ("Event of Default") by Lessee: (a) Lessee fails to pay when due any scheduled rent or other amount within 3 days as required by this Master Lease; (b) Lessee breaches any covenant of this Master Lease or fails to promptly perform any of its terms or conditions, including but not limited to return of the leased Equipment at the expiration of any scheduled lease term provided Lessee has not exercised its purchase option with respect to such Equipment; (c) Lessee makes an assignment for the benefit of creditors; (d) a petition is filed by or against Lessee in bankruptcy or for the appointment of a receiver and is not dismissed within 60 days; (e) dissolution or suspension of Lessee's usual business; (f) Lessee makes a bulk transfer or bulk sale of any assets outside the normal course of business, (g) any representation, warranty, or signature made by Lessee in this Master Lease or related document is incorrect, fraudulent or breached; or (h) Lessee defaults under the terms of any agreement or instrument relating to any lease or debt for borrowed money such that the lessor terminates the lease or the creditor declares the debt due before its maturity and such lease or debt is in the principal amount of at least $1,000,000. Lessee agrees to give Lessor prompt notice upon the occurrence of an Event of Default.

13. Lessor's Remedies upon Default by Lessee. Upon the occurrence and during the continuance of an Event of Default, Lessor, without further notice, and in addition to any remedy provided by law, may (i) recover from Lessee the Casualty Value of the Equipment together with any unpaid rent then due and (ii) regardless of whether such amounts are paid, take possession of any items of Equipment and at Lessor's option sell or lease at public auction or by private sale or otherwise dispose of such items of Equipment.

If Lessee has paid the Casualty Value, all unpaid rent then due and all other amounts owing under this Master Lease and if any items of Equipment have been taken from Lessee, the proceeds of any reletting or sale (less all costs and expenses including reasonable attorneys' fees) shall be paid to reimburse the Lessee for the Casualty Value up to the amount previously paid. Any surplus remaining after such payment will be retained by the Lessor.

Regardless of any sale or lease of the Equipment or any payment of the Casualty Value, Lessee will remain liable to Lessor for all damages as provided by law and for all costs and expenses caused by Lessee's breach, including court costs and reasonable attorneys' fees (whether attributable to Lessor's in-house counsel or outside counsel). These costs and expenses shall include, without limitation, any costs or expenses incurred by Lessor in any bankruptcy, reorganization, insolvency or other similar proceeding relating to Lessee.

14. Renewal. If the Equipment is not delivered to Lessor at any scheduled termination date in accordance with paragraph 7, then the Initial Lease Term shall renew on a month to month basis upon the same terms and conditions, subject to the right of Lessor or Lessee to terminate the renewed term on 30 days written notice, in which event, the Equipment shall immediately be returned to Lessor.

15. Late Charges. Without limiting Lessor's remedies above, if Lessee fails to pay any amount of rental or other payment for a period of ten days after its due date, Lessee agrees to pay Lessor a late charge of 5% of each such payment or installment with a minimum late charge of $25.00. This late charge shall be reassessed in each subsequent month that the rental or other payment remains unpaid.

16. Financing Statements. The Lessor is authorized to file a financing statement in accordance with the Uniform Commercial Code signed by Lessee or by Lessor, as Lessee's attorney in fact.

17. Jurisdiction; Venue; Severability. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MICHIGAN. No provision which may be construed as unenforceable shall in any way invalidate any other provision, all of which shall remain in full force and effect.

18. Warranties by Lessee. Lessee warrants and represents that: (a) the Equipment is being leased for business purposes; (b) all signatures are genuine; and (c) the person signing the Master Lease is authorized to do so. If Lessee is other than a natural person, it further represents that (a) it is duly organized, existing and in good standing pursuant to the laws under which it is organized; and (b) the execution and delivery of this Master Lease and the performance of the obligations it imposes are within its powers and have been duly authorized by all necessary action of its governing body and do not contravene the terms of its articles of incorporation or organization, its bylaws, or any partnership, operating or other agreement governing its affairs:

19. Indemnity by Lessee. LESSEE AGREES TO INDEMNIFY AND HOLD LESSOR OR ANY ASSIGNEE HARMLESS FROM ANY AND ALL CLAIMS, ACTIONS, PROCEEDINGS, EXPENSES, DAMAGES AND LIABILITIES, INCLUDING ATTORNEYS' FEES (collectively "Losses"), ARISING OUT OF OR IN ANY MANNER PERTAINING TO THE EQUIPMENT OR THIS MASTER LEASE INCLUDING, WITHOUT LIMITATION, THE OWNERSHIP, SELECTION, POSSESSION, PURCHASE, DELIVERY, INSTALLATION, LEASING, OPERATION, USE, CONTROL, MAINTENANCE AND RETURN OF THE EQUIPMENT AND THE RECOVERY OF CLAIMS UNDER INSURANCE POLICIES, EXCEPT TO THE EXTENT SUCH LOSSES ARE CAUSED BY LESSOR'S OR ANY ASSIGNEE OF LESSOR'S GROSS NEGLIGENCE OR WILLFULL MISCONDUCT.

Lessee acknowledges that the Equipment is owned by Lessor ("Owner"). It is the intent of Owner/Lessor and Lessee that this Lease constitute a true lease for Federal income tax purposes so that, for the purpose of determining its liability for Federal income taxes, Owner shall be entitled to the tax benefits as are provided by the Internal Revenue Code of 1986, as amended, (the "Code") to an owner of personal property.

In addition notwithstanding any other provision of this Master Lease, if as to any Equipment, the modified accelerated cost recovery system or depreciation deductions allowed under the Code shall be lost, disallowed, eliminated, reduced, recaptured or otherwise unavailable to Lessor for any reason except due to Lessor's gross negligence or willful misconduct, then Lessee shall pay to Lessor as additional rent within 30 days after such a loss an amount equal to the sum of (i) the additional federal, state, local and foreign income or any other taxes payable as a result of such loss, disallowance, elimination, reduction, recapture or unavailability of accelerated cost recovery or depreciation deductions plus (ii) the amount of any interest, penalties or additions to tax payable by the Lessor as a result of such additional tax.

The  indemnities  given and  liabilities  assumed by the Lessee pursuant to this
Section 19 shall continue in full force and effect notwithstanding the expiration or other termination of this Master Lease.

20. Notices. Notice from one party to another relating to this Master Lease shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient's address, telex number or telecopier number set forth under its name below.

21. Labels Affixed to Equipment. Lessor shall have the right, but not the obligation, to attach or require Lessee to attach ownership identification labels to the Equipment. Lessee agrees to not remove any such labels.

22. Lessor's Expense. Lessee shall pay Lessor all reasonable costs and expenses, including reasonable attorneys' fees, incurred by Lessor in enforcing any terms of, or in protecting Lessor's interests under, this Master Lease.

23. Performance by Lessor. If the Lessee fails to promptly perform any of its obligations under this Master Lease, Lessor may, at its option, perform such act or make such payment which the Lessor deems necessary. All sums paid or incurred by Lessor including reasonable attorneys' fees shall be immediately due and payable by Lessee, upon demand, and shall bear interest at 2% (two percent) above the contract rate charged under Darling International Inc's Senior Credit Facility with First Chicago NBD and other lenders dated June 5, 1997.

24. Entire Agreement. This Master Lease and subsequent Schedules and exhibits constitute the entire agreement of the parties. Neither party relies on any other statements, understandings, representations or assurances, the same, if any having been merged into this agreement. This agreement cannot be modified except by a writing signed by each party. This agreement inures to the benefit of the successors and assigns of the parties.

25. Waiver. No delay on the part of Lessor in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by Lessor of any right or remedy shall preclude any other future exercise of it or the exercise of any other right or remedy. No waiver by Lessor of any default shall be effective unless in writing and signed by Lessor, nor shall a waiver on one occasion be construed as a bar to or waiver of that right on any future occasion.

26. Financial Reports. Upon request by Lessor, Lessee will promptly furnish to Lessor all financial reports required under the terms of the most recent Credit Agreement between First Chicago NBD and Darling International Inc.

27. Waiver of Jury Trial. Lessor and Lessee, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Master Lease, or any related agreement, or any course of conduct, dealing or statements (whether oral or written). These provisions shall not be deemed to have been modified in any respect or relinquished by either Lessor or Lessee except by a written instrument executed by both of them.

THIS MASTER LEASE AGREEMENT                  THE UNDERSIGNED (AND IF MORE THAN
SHALL NOT BE BINDING ON LESSOR               ONE, JOINTLY AND SEVERALLY) AGREE
UNTIL IT HAS BEEN ACCEPTED  AND              TO ALL TERMS AND CONDITIONS ABOVE
EXECUTED BY AN OFFICER OF LESSOR.            WHICH ARE PART OF THIS MASTER
                                             LEASE AGREEMENT.

Accepted by Lessor:  NBD BANK                 Lessee: DARLING INTERNATIONAL INC.

By:      ____________________________          By:     _________________________

Title:   ____________________________          Title:  _________________________

Date:    _____________________                 By:     _________________________

                                               Title:  _________________________

                                               Date:   _______________________

Address For Notices:                           Address For Notices:

660 Woodward Avenue                            251 O'Connor Ridge Boulevard
Suite #200                                     Suite 300
Detroit, MI 48226                              Irving, Texas   75038
Fax No.:  (313) 226-1959                       Fax No.:  (972) 281-4449

                                   SCHEDULE 1

               This Schedule  dated February 17, 1998
                          incorporates the Master Lease
                             dated February 17, 1998
                           between NBD BANK as Lessor,
                    and Darling International Inc. as Lessee.

Lessee:  Darling International Inc.       Lessor:  NBD BANK
         251 O'Connor Ridge Blvd.                  39555 Orchard Hill Place Dr.
         Irving, Texas  75038                      Suite 340
                                                   Novi, MI   48375

Tax I.D. No. YY
Location of Equipment: YY

                  Model/                                               Serial
Quantity          Feature                  Description                 Number
--------          ---------                ------------                --------



Rent Payment Due Date:  The first day of each month in advance.

Initial Lease Term: The Lease Term for each leased item commences on the Acceptance Date and continues for 84 months.

Rent:   $QQ.

        (If the First Rent Payment Due Date is after the Acceptance Date, the first Rent payment shall be the total of (i) the first installment of Rent as specified above, plus (ii) an amount equal to First Chicago NBD's Prime Rate minus 1/2% (one-half percent), multiplied by the number of days from and including the Acceptance Date for a leased item but excluding the First Rent Payment Due Date.)

Rent is computed by multiplying the Equipment cost x YY. In the event the Equipment cost varies from $YY, Rent will be adjusted accordingly.

At the end of 42 months, or at the end of 66 months, the Equipment may be purchased for 58% or 29% of original equipment cost, respectively. If these options are not exercised, the rent will continue to the end of the lease term.

Master Lease: This Schedule is issued pursuant to the Master Lease identified on Page 1. All of the terms and conditions of the Master Lease are incorporated herein and made a part hereof as if such terms and conditions were set forth in this Schedule. By the execution and delivery of this Schedule, the parties reaffirm all of the terms and conditions of the Master Lease except as modified.

NBD                                BANK DARLING INTERNATIONAL INC.


By:                                   By:
     -----------------------            ------------------------

Name:                                 Name:
     -----------------------              ------------------------

Title:                                Title:
     -----------------------               ------------------------

Date:                                 Date:
     -----------------------               ------------------------

THIS SCHEDULE HAS 2 COUNTERPARTS.  THIS IS COUNTERPART NO.    .
                                                          ---
A SECURITY INTEREST MAY BE CREATED ONLY IN COUNTERPART NO. 1.

                                   SCHEDULE 1

                            CERTIFICATE OF ACCEPTANCE


                      This Schedule dated February 17, 1998
                          incorporates the Master Lease
                         dated February 17, 1998
                           between NBD BANK as Lessor,
                    and Darling International Inc. as Lessee



1.   EQUIPMENT

     Lessee certifies that the equipment described in this Schedule, has been delivered to the location indicated below, inspected by Lessee, found to be in good order and are accepted on the Acceptance Date set forth below:

     Location of Equipment:
     XX
     YY



2.   Acceptance Date:              , 199  .
                     --------------     --




                           DARLING INTERNATIONAL INC.

                             By:


                             Name:


                             Title:


                             Date:



THIS SCHEDULE HAS 2 COUNTERPARTS. THIS IS COUNTERPART NO. . A SECURITY INTEREST MAY BE CREATED ONLY IN COUNTERPART NO. 1.

                                   SCHEDULE 1

                              CASUALTY VALUE TABLE


                      This Schedule dated February 17, 1998
                          incorporates the Master Lease
                         dated February 17, 1998
                          between NBD BANK as Lessor,
                    and Darling International Inc. as Lessee


The Casualty Value of a leased item of Equipment is equal to the original cost multiplied by the Casualty Value Percentage opposite the monthly rental period in which the Event of Loss occurs.



Monthly Rental     Casualty Value        Monthly Rental    Casualty Value    Monthly Rental    Casualty Value
  Period             Percentage             Period           Percentage        Period           Percentage

1 and Prior            109.07                31               76.53             61                37.89
2                      108.14                32               75.33             62                36.51
3                      107.18                33               74.13             63                35.13
4                      106.20                34               72.91             64                33.74
5                      105.21                35               71.69             65                32.34
6                      104.22                36               70.47             66                30.94
7                      103.21                37               69.24             67                29.54
8                      102.20                38               68.00             68                28.13
9                      101.17                39               66.76             69                26.72
10                     100.14                40               65.51             70                25.31
11                      99.09                41               64.26             71                23.88
12                      98.04                42               63.00             72                22.46
13                      96.98                43               61.73             73                21.03
14                      95.91                44               60.46             74                19.60
15                      94.83                45               59.18             75                18.16
16                      93.74                46               57.89             76                16.72
17                      92.64                47               56.60             77                15.27
18                      91.54                48               55.30             78                13.81
19                      90.43                49               54.00             79                12.35
20                      89.31                50               52.69             80                10.89
21                      88.18                51               51.37             81                 9.43
22                      87.05                52               50.05             82                 7.95
23                      85.91                53               48.72             83                 6.48
24                      84.76                54               47.38             84                 5.00
25                      83.61                55               46.04
26                      82.44                56               44.69
27                      81.28                57               43.34
28                      80.10                58               41.99
29                      78.92                59               40.63
30                      77.73                60               39.26


                                   SCHEDULE 1

                              PURCHASE OPTION RIDER


                      This Schedule dated February 17, 1998
                       incorporates the Master Lease dated
                  February 17, 1998 between NBD BANK as Lessor
                    and Darling International Inc. as Lessee


         LESSEE'S OPTIONS UPON EXPIRATION OF THE LEASE TERM:

         In lieu of surrendering the Equipment described herein upon expiration of the Lease, provided the Lease has not been earlier terminated and Lessee is not in default, Lessee may elect, by written notice delivered to Lessor not less than ninety (90) days prior to expiration of the Lease Term, to purchase all, but not less than all, of the Equipment then subject to the Lease (Check applicable option):

   [ X ]    A.  At a purchase  price  equal to the Fair Market
                Value (as defined below) of said Equipment upon expiration of the Lease Term.

   [   ]   B.  At a purchase  price  equal to the then Fair Market  Value
               (as  defined  below) which  purchase  price shall  not  be  less than  % of  the  original  equipment  cost
                nor more than         % of the original equipment cost.
                              ---------

   [   ]   C.  At a purchase price of $                  .
                                        ----------------

   [   ]   D.  At a purchase price equal to     % of the cost of the Equipment.
                                            ----

         The Fair Market Value of the Equipment shall be determined on the basis of, and shall be equal in amount to the value which would obtain, assuming the Equipment had not been installed and was in good repair, condition and working order, ordinary wear and tear resulting from proper use excepted, in an arm's length transaction between an informed and willing buyer under no compulsion to buy and an informed and willing seller under no compulsion to sell and, in such determination, cost of removal from the location of current use shall not be a deduction from such value. If Lessor and Lessee do not agree on the Fair Market Value within ten (10) days after receipt by Lessor of notice that Lessee is exercising its option to purchase the Equipment, such Fair Market Value shall be determined by an independent source considered reliable and knowledgeable as to values for such Equipment by Lessor in its reasonable judgment. The expenses and fees shall be borne by Lessee.

         If Lessee elects to purchase the Equipment, the purchase price shall be payable on or within 10 days of the expiration of the Initial Lease Term. Upon payment of the purchase price, Lessor shall, upon request of Lessee, execute and deliver to Lessee, or to Lessee's assignee or nominee, a Bill of Sale without representations or warranties, express or implied, except that such Equipment is free and clear of all claims, liens, security interests and other encumbrances by or in favor of a person claiming by, through or under Lessor for such Equipment, other than liens and claims which Lessee assumed or is obligated to discharge under the terms of the Lease. Lessee agrees to pay or cause to be paid all sales and/or use taxes payable in connection with such sales, and any unpaid property taxes theretofore assessed or levied against said Equipment. Purchase of the Equipment is on an AS IS, WHERE IS, WITH ALL FAULTS BASIS.

Accepted this                 day of                               , 19      .
              ---------------        ------------------------------    ------

NBD BANK                                 DARLING INTERNATIONAL INC.


By:                                      By:
    -------------------                      --------------------------

Its:                                     Its:
    -------------------                      --------------------------

                                   SCHEDULE 1
                       PURCHASE AGREEMENT ASSIGNMENT RIDER
                      This Schedule dated February 17, 1998
              incorporates the Master Lease dated February 17, 1998
                           between NBD BANK as Lessor
                    and Darling International Inc. as Lessee

        Darling International Inc. (the "Assignor") has entered into Purchase Orders ("Purchase Agreement(s)") for the items of equipment described in this Schedule or Exhibit A (the "Equipment"), the Assignor has agreed to sell its right, title and interest in and to the Equipment to the Lessor and the Lessor shall purchase the Equipment and lease the same to the Assignor, pursuant to the Master Lease.

        NOW, THEREFORE, in consideration of the mutual promises below, and the execution and delivery of the Master Lease and this Schedule, the parties agree as follows:
        1. The Assignor sells, assigns, transfers and sets over to the Lessor, its successors and assigns, all of its right, title and interest in and to the Equipment and in and to the Purchase Agreement(s), including, without limitation, (a) the right to purchase the Equipment pursuant to the Purchase Agreement(s), the right to take title to the Equipment or any portion thereof, and the right, but not the obligation, to be named the purchaser in each bill of sale to be delivered by the Supplier(s) for the Equipment or any portion thereof, (b) the right to assert all claims for damages arising as a result of any default by the Supplier(s) under the Purchase Agreement(s), including without limitation all warranty and indemnity provisions contained in the Purchase Agreement(s), and (c) any and all rights of the Assignor to compel performance of the terms of the Purchase Agreement(s).

        2. It is agreed that, notwithstanding this assignment: (a) the Assignor shall at all times remain liable to the Supplier(s) under the Purchase Agreement(s) to perform all of the duties and obligations of the buyer to the same extent as if this assignment had not been executed; (b) the exercise by the Lessor of any of the rights assigned shall not release the Assignor from any of its duties or obligations to the Supplier(s) under the Purchase Agreement(s) except to the extent that such exercise by the Lessor shall constitute performance of such duties and obligations; and (c) the Lessor shall not have any obligation or liability to perform any of the obligations or duties of the Assignor under the Purchase Agreement(s), to make any payment (other than to pay the purchase price for the Equipment to the extent and upon the terms and conditions set forth in the Master Lease), to make any inquiry as to the sufficiency of any payment, to present or file any claim, or to take any other action to collect or enforce any claim for any payment assigned.

        3. The Assignor represents and warrants that the Purchase Agreement(s) is (are) in full force and effect and is (are) enforceable in accordance with its (their) terms; that the Assignor is not in default thereunder, and that the Assignor has not assigned or pledged, and covenants that it will not assign or pledge, so long as this assignment shall remain in effect, the whole or any part of the rights thereunder assigned to anyone other than the Lessor. The Assignor shall not amend, modify, terminate or waive, nor consent to any amendment, modification, termination or waiver of any of the provisions of the Purchase Agreement(s) without the written consent of the Lessor.

        4. The Assignor agrees to indemnify and hold the Lessor, and its assigns, directors, officers and agents, harmless from and against any and all losses, claims, liabilities and expenses (including reasonable legal expenses and court costs) (collectively "losses") which arise out of or relate to this Assignment, the Purchase Agreement(s) or the manufacture, purchase, acceptance, rejection, ownership and delivery and sale of the Equipment (including claims for patent, trademark, or copyright infringement) except to the extent such losses are caused by Lessor's gross negligence or willful misconduct.

        5. In the event that Lessor, at the request of Assignor, makes payment to the Supplier(s) under said purchase order(s) prior to the Acceptance Date of this Schedule, Assignor shall pay on the first day of each month prior to the Acceptance Date rent to Lessor at the rate of interest equal to the rate charged under Darling International Inc's Senior Credit Facility with First Chicago NBD and other lenders dated June 5, 1997 from the date of each prepayment until the Acceptance Date. In the event that a Certificate of Acceptance has not been executed and delivered by the Assignor with respect to any item of Equipment on or before N/A , unless the Lessor has otherwise agreed in writing: (a) this Assignment shall terminate, provided, however, that the Assignor's obligation to indemnify and hold the Lessor harmless shall survive any such termination, and
(b) the Assignor shall reimburse the Lessor for any and all payments made by the Lessor to the Supplier(s) on account of such item of Equipment, together with interest at the above rate from the date of each such payment.

                                   SCHEDULE VV

                       PURCHASE AGREEMENT ASSIGNMENT RIDER


     This Schedule dated February 17, 1998 incorporates the Master Lease dated February 17, 1998 between NBD BANK as Lessor, and Darling International Inc. as Lessee




LESSOR                                           ASSIGNOR
NBD BANK                                         DARLING INTERNATIONAL INC.



By:                                              By:
   ---------------------                             ----------------------

Its:                                             Its:
   ---------------------                             ----------------------


Date:                                            Date:
   ---------------------                             ----------------------